STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail:  InvestorRelations@Standex.com

STANDEX REPORTS FOURTH-QUARTER AND FISCAL 2014 FINANCIAL RESULTS

Fourth Quarter Net Sales Grow 12.2% to $197.3M; Increase 6.4% to $716.2M for Full Year

EPS from Continuing Operations Rise 10.3% to $1.07; Grow 12.8% to $3.89 for Full Year

Non-GAAP EPS from Continuing Operations Increase 25.3% to $1.24; Rise 17.2% to $4.22 for Full Year

SALEM, NH – August 27, 2014 . . . . Standex International Corporation (NYSE:SXI) today reported financial results for the fourth quarter of fiscal year 2014 ended June 30, 2014.

Fourth Quarter Fiscal 2014 Results from Continuing Operations

▪

Net sales increased 12.2% to $197.3 million from $175.8 million in the fourth quarter of fiscal 2013.

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Income from operations was $19.2 million, compared with $17.7 million in the fourth quarter of fiscal 2013. Operating income for the fourth quarter of fiscal 2014 included, pre-tax, $4.2 million of restructuring charges, a $1.5 million gain associated with insurance proceeds received during the quarter, and a total of $0.4 million of non-recurring management transition expenses and acquisition-related costs.  The fourth quarter of fiscal 2013 included, pre-tax, $0.4 million of restructuring charges.  Excluding these items from both periods, the Company reported non-GAAP fourth-quarter fiscal 2014 operating income of $22.4 million, compared with $18.1 million in the year-earlier quarter.

▪

Net income from continuing operations was $13.6 million, or $1.07 per diluted share, including, after tax, $3.0 million of restructuring charges, $0.3 million of non-recurring management transition and acquisition related expenses, a $1.1 million gain associated with insurance proceeds received during the quarter, and a discrete tax benefit of $0.1 million.  This compares with fourth quarter fiscal 2013 net income from continuing operations of $12.4 million, or $0.97 per diluted share, including $0.3 million of tax-effected restructuring charges.  Excluding the aforementioned items from both periods, non-GAAP net income from continuing operations was $15.7 million, or $1.24 per diluted share, compared with $12.6 million, or $0.99 per diluted share, in the fourth quarter of fiscal 2013.

▪

EBITDA (earnings before interest, income taxes, depreciation and amortization) was $23.0 million, compared with $21.5 million in the fourth quarter of fiscal 2013.  Excluding the previously mentioned items from both periods, EBITDA for the fourth quarter of fiscal 2014 was $26.1 million, compared with $21.9 million in the year-earlier quarter.

▪

Net working capital (defined as accounts receivable plus inventories less accounts payable) was $119.5 million at the end of the fourth quarter of fiscal 2014, compared with $112.3 million a year earlier.  Working capital turns were 6.6 for the fourth quarter of fiscal 2014, compared with 6.3 turns for the year-earlier quarter.

▪

The Company closed the quarter with net cash of $29.2 million, compared with net cash of $1.0 million at June 30, 2013.

A reconciliation of net income, earnings per share and net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Management Comments

“Standex closed fiscal 2014 with a strong fourth quarter, resulting in double-digit growth in both sales and non-GAAP operating income,” said David Dunbar, Standex President and CEO.  “While achieving our goal of delivering organic growth in excess of underlying market growth, the business also performed well from a bottom-line perspective.  We generated $37.1 million in cash from operating activities and $34.0 million in free operating cash flow, ending the quarter with a net cash position of $29.2 million on the balance sheet after divesting our AFS business and acquiring UltraFryer Systems.  For the fiscal year, net sales were up 6.4%, non-GAAP operating income grew 14.7%, and adjusted EBITDA increased 12.4%.”

Segment Review

Food Service Equipment Group sales increased 11.1% year-over-year, and operating income was up 9%.

“On the refrigeration side of the business, our growth was largely driven by continued strength in our new line of value engineered endless merchandising cabinets sold into the dollar store segment,” Dunbar said.  “In the quick service restaurant segment, our order flow benefited from pent-up demand due to adverse weather earlier in the year.  In cooking solutions, sales were down slightly from the fourth quarter of fiscal 2013, reflecting slower store rollouts compared with a year ago.  We completed the consolidation of our Cheyenne, Wyoming cooking solutions facility into Nogales, Mexico on schedule during the quarter.  Although delayed shipments negatively affected our fourth-quarter margins, we continue to expect the consolidation to generate targeted cost savings in fiscal 2015.1”

Engraving Group sales increased 26.8% year-over-year, and operating income grew 74.7%.

“This was another record quarter for our Mold-Tech business,” said Dunbar.  “Mold-Tech is continuing to ride the wave of record automotive model launch activity in all three of our regions -- North America, Europe and Asia.  Our Asia business continues to grow and sales were up more than 25% during the fourth quarter of fiscal 2014.  We also approved two new sites to begin operations in fiscal 2015, one in Eastern Europe and one in Southeast Asia.  Although we expect Mold-Tech to continue delivering strong results in fiscal 2015, automotive model launches are likely to begin tapering down from this year’s record pace as we move through the year.1  Nonetheless, we are planning major growth-focused investments in this business in fiscal 2015, and we expect it to continue to have a positive impact on our future growth.1”

Engineering Technologies Group sales increased 5.6% year-over-year, and operating income declined 14.5%.

“The Engineering Technologies Group’s fourth-quarter performance was primarily driven by increased orders in the space market,” Dunbar said.  “Our Spincraft business is now shipping under a multiyear contract with Boeing and Lockheed Martin’s United Launch Alliance joint venture related to the Atlas V and Delta IV launch vehicle programs.  In addition, we recently began shipping to Virgin Galactic for their next-generation spaceship program.  The lower operating income we reported for the quarter reflected a difficult comparison due to the large volume of oil and gas business in the fourth quarter of fiscal 2013, as well as higher levels of development work currently in our product sales mix.

Electronics Products Group sales were up 7.4% year-over-year, with operating income increasing 17.7%.

“Our Electronics Products Group continues to be very effective in managing the evolution of its end markets, addressing new applications and winning new customers,” said Dunbar.  “New sensor program launches in the white goods, HVAC and recreational markets, together with reed-switch wins, improved our product sales mix and operating income leverage in the quarter.  We’re continuing to see strong demand across the combined Standex-Meder product line, particularly in North America and Europe.  As a result, the Electronic Products Group reported its second consecutive quarter of record sales and profitability.”

The Hydraulics Products Group reported an 18.4% year-over-year sales increase, while operating income rose 29.6%.

“As our results demonstrate, everything came together for the Hydraulics Products Group this quarter,” Dunbar said.  “Hydraulics responded to the falloff in the North American construction market and the resulting decline in dump truck and dump trailer demand during the 2008-2009 recession by penetrating the solid waste and refuse market with a range of well-received new products.  Now, driven by steady improvement in North American construction activity, our traditional dump truck and dump trailer markets are recovering.1  As a result, we’re experiencing stronger customer demand in both the refuse and dump truck and trailer sectors.”

Business Outlook

“Standex concluded a record year in the fourth quarter with solid growth and continued improvement in our operating leverage,” said Dunbar.  “Our opening backlog is higher on a year-over-year basis in all of our businesses, and we are optimistic about fiscal 2015 as end market conditions are healthy1.  Customer activity remains strong, and incoming orders are at a robust rate.  At the same time, we are actively pursuing multiple avenues to capitalize on the strength of our markets and our balance sheet to deliver greater shareholder value.1”

Conference Call Details

Standex will host a conference call for investors today, August 27, 2014 at 10:00 a.m. ET.  On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights.  Investors interested in listening to the webcast should log on to the “Investor Relations” section of Standex’s website, located at www.standex.com.  The Company's slide show accompanying the webcast audio also can be accessed via its website.  To listen to the playback, please dial (800) 585-8367 in the U.S. or (404) 537-3406 internationally; the passcode is 78777961.  The replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

EBITDA, which is "Earnings Before Interest, Taxes, Depreciation and Amortization," non-GAAP income from operations, non-GAAP net income from continuing operations and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States.  Standex believes that such information provides an additional measurement and consistent historical comparison of the Company's performance.  A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group, Electronics Products Group, and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China.  For additional information, visit the Company's website at http://standex.com/.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, conditions in the financial and banking markets, general domestic and international economy including more specifically increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2013, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Standex International Corporation
Consolidated Statement of Operations

	Three Months Ended		Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales	$ 197,340	$ 175,823	$ 716,180	$ 673,390
Cost of sales	132,942	119,839	477,911	455,199
Gross profit	64,398	55,984	238,269	218,191

Selling, general and administrative expenses	42,434	37,922	165,786	153,630
Restructuring costs	4,246	371	10,077	2,666
Other operating (income) expense, net	(1,500)	-	(3,462)	-

Income from operations	19,218	17,691	65,868	61,895

Interest expense	540	600	2,249	2,469
Other (income) expense, net	(207)	49	(4,184)	128
Total	333	649	(1,935)	2,597

Income from continuing operations before income taxes	18,885	17,042	67,803	59,298
Provision for income taxes	5,242	4,684	18,054	15,244
Net income from continuing operations	13,643	12,358	49,749	44,054

Income (loss) from discontinued operations, net of tax	(3,596)	138	(6,883)	794

Net income	$ 10,047	$ 12,496	$ 42,866	$ 44,848

Basic earnings per share:
Income from continuing operations	$ 1.08	$ 0.98	$ 3.94	$ 3.51
Income (loss) from discontinued operations	(0.28)	0.01	(0.55)	0.06
Total	$ 0.80	$ 0.99	$ 3.39	$ 3.57

Diluted earnings per share:
Income from continuing operations	$ 1.07	$ 0.97	$ 3.89	$ 3.45
Income (loss) from discontinued operations	(0.28)	0.01	(0.54)	0.06
Total	$ 0.79	$ 0.98	$ 3.35	$ 3.51

Standex International Corporation
Condensed Consolidated Balance Sheets

	June 30,	June 30,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$ 74,260	$ 51,064
Accounts receivable, net	107,674	97,995
Inventories	97,065	81,811
Prepaid expenses and other current assets	7,034	7,286
Income taxes receivable	922	-
Deferred tax asset	12,981	12,237
Current assets - discontinued operations	-	7,909
Total current assets	299,936	258,302

Property, plant, equipment, net	96,697	92,542
Intangible assets, net	31,490	24,632
Goodwill	125,965	111,905
Deferred tax asset	878	-
Other non-current assets	23,194	19,401
Non-current assets - discontinued operations	-	3,791
Total non-current assets	278,224	252,271

Total assets	$ 578,160	$ 510,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 85,206	$ 67,552
Accrued liabilities	51,038	46,497
Income taxes payable	4,926	1,638
Current liabilities – discontinued operations	-	2,786
Total current liabilities	141,170	118,473

Long-term debt	45,056	50,072
Accrued pension and other non-current liabilities	51,208	51,040
Total non-current liabilities	96,264	101,112

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	43,388	37,199
Retained earnings	584,014	546,031
Accumulated other comprehensive loss	(55,819)	(65,280)
Treasury shares	(272,833)	(268,938)
Total stockholders' equity	340,726	290,988

Total liabilities and stockholders' equity	$ 578,160	$ 510,573

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
	Year Ended June 30,
	2014	2013
Cash Flows from Operating Activities
Net income	$ 42,866	$ 44,848
Income (loss) from discontinued operations	(6,883)	794
Income from continuing operations	49,749	44,054

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,591	15,235
Stock-based compensation	6,630	3,343
Non-cash portion of restructuring charge	5,982	(31)
Disposal of real estate and equipment	925	-
Life insurance benefit	(3,353)	-
Contributions to defined benefit plans	(1,527)	(4,578)
Net changes in operating assets and liabilities	(1,005)	6,182
Net cash provided by operating activities - continuing operations	71,992	64,205
Net cash (used in) operating activities - discontinued operations	(1,693)	(4,024)
Net cash provided by operating activities	70,299	60,181
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(18,832)	(14,104)
Expenditures for acquisitions, net of cash acquired	(23,075)	(39,613)
Proceeds from sale of real estate and equipment	118	28
Other investing activities	6,174	1,045
Net cash (used in) investing activities from continuing operations	(35,615)	(52,644)
Net cash provided by investing activities from discontinued operations	2,452	(43)
Net cash provided by (used in) investing activities	(33,163)	(52,687)
Cash Flows from Financing Activities
Proceeds from borrowings	71,000	121,000
Payments of debt	(76,000)	(121,785)
Activity under share-based payment plans	1,098	279
Excess tax benefit from share-based payment activity	1,650	1,990
Cash dividends paid	(4,793)	(3,891)
Purchase of treasury stock	(7,790)	(8,509)
Net cash provided by (used in) financing activities	(14,835)	(10,916)

Effect of exchange rate changes on cash	895	(263)

Net changes in cash and cash equivalents	23,196	(3,685)
Cash and cash equivalents at beginning of year	51,064	54,749
Cash and cash equivalents at end of period	$ 74,260	$ 51,064

Standex International Corporation
Selected Segment Data

	Three Months Ended		Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Sales
Food Service Equipment	$ 106,336	$ 95,679	$ 377,848	$ 367,008
Engraving	28,582	22,541	109,271	93,380
Engineering Technologies	22,707	21,497	79,642	74,838
Electronics Products	29,604	27,569	114,881	108,085
Hydraulics Products	10,111	8,537	34,538	30,079
Total	$ 197,340	$ 175,823	$ 716,180	$ 673,390

Income from operations
Food Service Equipment	$ 11,571	$ 10,616	$ 38,203	$ 37,533
Engraving	5,595	3,203	22,145	15,596
Engineering Technologies	3,842	4,493	12,676	13,241
Electronics Products	4,919	4,178	19,732	16,147
Hydraulics Products	2,071	1,597	5,781	4,968
Restructuring	(4,246)	(371)	(10,077)	(2,666)
Other operating income (expense), net	1,500	-	3,462	-
Corporate	(6,034)	(6,025)	(26,054)	(22,924)
Total	$ 19,218	$ 17,691	$ 65,868	$ 61,895

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Year Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$ 19,218	$ 17,691	8.6%	$ 65,868	$ 61,895	6.4%
Adjustments:
Restructuring charges	4,246	371		10,077	2,666
Management Transition	328	-		3,918	-
Termination of Retiree Life Insurance	-	-		-	(2,278)
Legal Settlement	-	-		-	2,809
Net gain on Insurance Proceeds	(1,500)	-		(3,462)	-
Acquisition-related costs	60	-		60	1,549
Adjusted income from operations	$ 22,352	$ 18,062	23.8%	$ 76,461	$ 66,641	14.7%
Interest and other income (expense), net	(333)	(649)		1,935	(2,597)
Life Insurance Benefit	-	-		(3,353)	-
Provision for income taxes	(5,242)	(4,684)		(18,054)	(15,244)
Discrete tax items	(139)	-		16	(1,366)
Tax impact of above adjustments	(899)	(109)		(3,040)	(1,390)
Net income from continuing operations, as adjusted	$ 15,739	$ 12,620	24.7%	$ 53,965	$ 46,044	17.2%

EBITDA and Adjusted EBITDA:
Income from continuing operations before income taxes, as reported	$ 18,885	$ 17,042		$ 67,803	$ 59,298
Add back:
Interest expense	540	600		2,249	2,469
Depreciation and amortization	3,559	3,843		14,591	15,235
EBITDA	$ 22,984	$ 21,485	7.0%	$ 84,643	$ 77,002	9.9%
Adjustments:
Restructuring charges	4,246	371		10,077	2,666
Management Transition	328	-		3,918	-
Termination of Retiree Life Insurance	-	-		-	(2,278)
Life Insurance Benefit	-	-		(3,353)	-
Legal Settlement	-	-		-	2,809
Net gain on Insurance Proceeds	(1,500)	-		(3,462)	-
Acquisition-related costs	60	-		60	1,549
Adjusted EBITDA	$ 26,118	$ 21,856	19.5%	$ 91,883	$ 81,748	12.4%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$ 36,913	$ 43,409		$ 71,992	$ 64,205
Add back: Voluntary pension contribution	-	-		-	3,250
Less: Capital expenditures	(3,135)	(1,745)		(18,832)	(14,104)
Free operating cash flow	$ 33,778	$ 41,664		$ 53,160	$ 53,351
Net income from continuing operations	13,643	12,358		49,749	44,054
Conversion of free operating cash flow	247.6%	337.1%		106.9%	121.1%

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Year Ended
Adjusted earnings per share from continuing operations	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change

Diluted earnings per share from continuing operations, as reported	$ 1.07	$ 0.97	10.3%	$ 3.89	$ 3.45	12.8%

Adjustments:
Restructuring charges	0.24	0.02		0.56	0.15
Management Transition	0.02	-		0.22	-
Net gain on Insurance Proceeds	(0.08)	-		(0.19)	-
Termination of Retiree Life Insurance	-	-		-	(0.13)
Life Insurance Benefit	-	-		(0.26)	-
Legal Settlement	-	-		-	0.16
Acquisition-related costs	-	-		-	0.08
Discrete tax items	(0.01)	-		-	(0.11)
Diluted earnings per share from continuing operations, as adjusted	$ 1.24	$ 0.99	25.3%	$ 4.22	$ 3.60	17.2%

Endnotes

News Release